UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2008 (April 16, 2008)
(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 16, 2008, Credence Systems Corporation (the “Company or “Credence”“) issued a press release announcing revised financial expectations for fiscal year 2008.  The Company stated that during the past week, a major customer announced shortfalls in their fiscal 2008 Q1 revenue.  In addition, delays in certain of Credence’s previously announced restructuring initiatives, which included divestitures, site closures and headcount reductions, will impact the Company’s ability to achieve the previously announced breakeven revenue targets by the end of fiscal 2008.  Based on these developments, Credence stated that it does not expect to achieve profitability during the fourth quarter of fiscal 2008. The Company also revised its guidance regarding its fiscal 2008 Q2 net loss to be in the range of $14-17 million, or $0.14 to $0.17 per share.  The Company will provide more specific guidance regarding anticipated Q3 revenue and earnings during its Q2 earnings announcement and call on June 2, 2008 after the close of market.

A copy of the Company’s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.  In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press Release, dated April 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel and Assistant Secretary

Date: April 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 16, 2008